EXHIBIT 23.1

                             CONSENT OF COUNSEL

Worldwide Wireless, Inc.

      We consent to the use of our firm's name and to the statements made with respect to our firm, as they appear under the heading "Legal Matters" in the Prospectus for Worldwide Wireless, Inc. which is included in Part I of this Registration Statement.

                                   GRAVEL AND SHEA


                                   /S/_________________________________

Burlington, Vermont

__________________________, 1997